Exhibit 5.1

January 13, 2022

Modular Medical, Inc.

16772 W. Bernardo Drive

San Diego, California 92127

RE:	Amendment No. 1 to Registration Statement on Form S-1

Gentlemen:

We have acted as counsel to you, Modular Medical, Inc., a Nevada corporation, (the “Company”) in connection with the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) (File No. 333-260682) (the “Registration Statement”) with respect to the registration of 2,401,922 shares of the Company’s common stock, $0.001 par value per share (the “Common Shares”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) Articles of Incorporation of the Company, as amended to date, (b) Bylaws of the Company, as amended to date, and (c) the Registration Statement and all exhibits thereto. In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and its representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that, when issued and sold in exchange for payment in full to the Company of all consideration required therefor as applicable, and as described in the Registration Statement, the Common Shares will be validly issued, fully paid and non-assessable.

Our opinion is limited to the federal laws of the United States and Chapter 78 of the Nevada Revised Statutes. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. This opinion letter is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the public offering contemplated by the Registration Statement.

Our opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Common Shares or the agreements and instruments addressed herein, or in the Registration Statement. This opinion is based upon currently existing statutes, regulations, rules and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name as it appears in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very Truly Yours,

/s/Lucosky Brookman LLP
Lucosky Brookman LLP